     As filed with the Securities and Exchange Commission on June 26, 1998


                                                      Registration No. 333-56319
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                  FORM S-4/S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           THE HAIN FOOD GROUP, INC.
             (Exact name of registrant as specified in its charter)

                         ------------------------------

                DELAWARE                                    2099                                   22-3240619
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                            ------------------------

                         50 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553
                            TELEPHONE: 516-237-6200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 IRWIN D. SIMON
                           THE HAIN FOOD GROUP, INC.
                         50 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553
                            TELEPHONE: 516-237-6200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

     ROGER MELTZER, ESQ.            J. MARK METTS, ESQ.
   CAHILL GORDON & REINDEL        VINSON & ELKINS L.L.P.
       80 PINE STREET              2300 FIRST CITY TOWER
  NEW YORK, NEW YORK 10005         HOUSTON, TEXAS 77002
       (212) 701-3851                 (713) 758-3820

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered to on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

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
                                    PART II

        INFORMATION NOT REQUIRED IN THE PROSPECTUS/INFORMATION STATEMENT

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article Tenth of the certificate of incorporation of Hain eliminates the personal liability of directors to Hain or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such elimination of the personal liability of a director of Hain does not apply to (a) any breach of the director's duty of loyalty to Hain or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) actions prohibited under Section 174 of the Delaware General Corporation Law (the "DGCL") (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchase or redemption of stock, unlawful distribution of assets of Hain to the stockholders without the prior payment or discharge of Hain's debts or obligations, or unlawful making or guaranteeing of loans to directors), or (d) any transaction from which the director derived an improper personal benefit.

    Section 145 of the DCGL provides, in summary, that directors and officers of Delaware corporations such as Hain are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. In addition, Article Eleventh of Hain's certificate of incorporation and Article VI of Hain's by-laws provide for Hain to indemnify its corporate personnel, directors and officers to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


*2.1       Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Arrowhead
           Mills, Inc. dated April 24, 1998 (included in Annex A to the Prospectus/Information
           Statement).
*2.2       Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Garden of
           Eatin', Inc. dated April 24, 1998 (included in Annex B to the Prospectus/Information
           Statement).
*2.3       Voting Agreement and Irrevocable Proxy between The Hain Food Group, Inc. and
           Alexander Dzieduszycki, The George Dana Sinkler, Jr. Revocable Living Trust and TSG2
           L.P. dated April 24, 1998
*2.4       Voting Agreement and Irrevocable Proxy between The Hain Food Group, Inc. and TSG2
           L.P. and Al. H. Jacobson dated April 24, 1998
 2.5       First Amendment to Agreement and Plan of Merger by and between The Hain Food Group,
           Inc. and Garden of Eatin', Inc. dated June 25, 1998.
 2.6       First Amendment to Agreement and Plan of Merger by and between The Hain Food Group,
           Inc. and Arrowhead Mills, Inc. dated June 25, 1998.

*4.1       Restated Certificate of Incorporation of Hain. (Incorporated by reference to Exhibit
           3.1 to Hain's Registration Statement on Form SB-2, File No. 33-68026 (the "IPO
           Registration Statement")).
*4.2       By-laws of Hain. (Incorporated by reference to Exhibit 3.2 of the IPO Registration
           Statement).
*4.3       Certificate of Incorporation of Hain Acquisition Corp.
*4.4       By-laws of Hain Acquisition Corp.
*4.5       Securities Purchase Agreement, dated as of April 14, 1994, relating to, among other things, 768,229 shares of Common Stock of the Registrant. (Incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K dated April 14, 1994
           (the "Hain 8-K")).
*4.6       Common Stock Subscription Agreement, dated as of April 14, 1994, relating to the issue and sale of 1,871,770 shares of Common Stock of the Registrant. (Incorporated by reference to Exhibit 4.3 to the Hain 8-K).
*4.7       Common Stock Registration Rights Agreement, dated as of April 14, 1994, relating to the shares of Common Stock of the Registrant, issued pursuant to the Securities
           Purchase Agreement and Common Stock Subscription Agreement. (Incorporated by
           reference to Exhibit 4.5 to the Hain 8-K).
*4.8       Form of Warrant to purchase Common Stock of the Registrant. (Incorporated by reference to Exhibit 4.6 to the Hain 8-K).
*5         Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.
*8         Tax opinion of Vinson & Elkins L.L.P.
*16.1      Letter from McGinty & Associates regarding change in certifying accountants.
*16.2      Letter from Katz & Bloom, LLC regarding change in certifying accountants.
*23.1      Consent of Ernst & Young LLP, Independent Auditors.
*23.2      Consent of Price Waterhouse LLP, Independent Auditors.
*23.3      Consent of McGladrey & Pullen, LLP, Independent Auditors.
*23.4      Consent of McGinty & Associates
*23.5      Consent of Katz & Bloom, LLC
*23.6      Consent of Cahill Gordon & Reindel (included in Exhibit 5).
*23.7      Consent of Vinson & Elkins L.L.P. (included in Exhibit 8).
*24        Powers of Attorney authorizing execution of Registration Statement on Form S-4 on behalf of certain directors of Registrant (included on signature pages to this
           Registration Statement).
*99.1      Form of consent for shareholders of Arrowhead Mills, Inc.
*99.2      Form of consent for shareholders of Garden of Eatin', Inc.
*99.3      Opinion of Wasserstein Perella & Co., Inc. (included in Annex C to the
           Prospectus/Information Statement).
*99.4      Letter of Transmittal for shareholders of Arrowhead Mills, Inc.
*99.5      Letter of Transmittal for shareholders of Garden of Eatin', Inc.
*99.6      Consent of Wasserstein Perella & Co., Inc.
*99.7      Form of letter to shareholders of Arrowhead Mills, Inc.
 99.8      Form of supplemental letter to shareholders of Arrowhead Mills, Inc.


    (b) Financial Statement Schedules. Not Applicable.

------------------------

*   Previously filed.

ITEM 22. UNDERTAKINGS.

    1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a Prospectus/Information Statement which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus/Information Statement will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    2. The registrant undertakes that every Prospectus/Information Statement (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    5. The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    6. The undersigned registrant hereby undertakes to deliver or cause to be delivered or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York, on this 26th day of June, 1998.


                                         THE HAIN FOOD GROUP, INC.

                                         By: /s/ IRWIN D. SIMON
                                           -------------------------------------

                                         Name: Irwin D. Simon
                                           Title: President and Chief Executive
                                         Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons and by Irwin D. Simon as Attorney-in-Fact in the capacities and on the date indicated.


              *
------------------------------  Chairman of the Board of       June 26, 1998
       Andrew R. Heyer            Directors

      /s/ IRWIN D. SIMON
------------------------------  President, Chief Executive     June 26, 1998
        Irwin D. Simon            Officer and Director

              *
------------------------------  Vice President and Chief       June 26, 1998
         Jack Kaufman             Financial Officer

              *
------------------------------  Director                       June 26, 1998
       Beth L. Bronner

------------------------------  Director                       June 26, 1998
    William P. Carmichael

              *
------------------------------  Director                       June 26, 1998
        William J. Fox

              *
------------------------------  Director                       June 26, 1998
        Jack Futterman

              *
------------------------------  Director                       June 26, 1998
        James S. Gold

              *
------------------------------  Director                       June 26, 1998
         Barry Gordon

              *
------------------------------  Director                       June 26, 1998
   Steven S. Schwartzreich



*By:     /s/ IRWIN D. SIMON
      -------------------------
           Irwin D. Simon
          Attorney-in-Fact